                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                         (Amendment No..............)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                The JPM Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                The JPM Company
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Eachange Act rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22a(2) of
     Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------


     (5) Total fee paid:

         ---------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:______________________________________________


     (2) Form Schedule or Registration Statement No.:_________________________


     (3) Filing Party:________________________________________________________


     (4) Date Filed:__________________________________________________________

                          [LOGO OF JPM APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 28, 1997

                               ----------------

To the Shareholders of The JPM Company:

  The Annual Meeting of Shareholders of The JPM Company (the "Company") is scheduled to be held on Tuesday, January 28, 1997 at 10:00 a.m., local time, at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837, for the following purposes:

    1. To elect two Class B directors to serve until the expiration of their respective terms and until their successors are duly elected;

    2. To consider and approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 475,000 to 1,000,000.

    3. To ratify the appointment of Price Waterhouse LLP as independent public accountants for the Company for the fiscal year ending September 30, 1997; and

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

  Only shareholders of record at the close of business on December 13, 1996, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

  A copy of the Company's Annual Report for the fiscal year ended September 30, 1996 is being mailed to shareholders together with this notice.

  TO ASSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, IT IS IMPORTANT THAT YOU PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,




                                          /s/ Janet B. Mathias
                                          --------------------------------------
                                          Janet B. Mathias
                                          Secretary

December 20, 1996
Lewisburg, Pennsylvania

                          [LOGO OF JPM APPEARS HERE]

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to shareholders on or about December 20, 1996, are furnished in connection with the solicitation by the Board of Directors of The JPM Company (the "Company"), a Pennsylvania corporation, of proxies for use in voting at the Annual Meeting of Shareholders to be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837, on Tuesday, January 28, 1997, at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof. The principal executive offices of the Company are located at Route 15 North, Lewisburg, Pennsylvania 17837.

  Shares represented by a proxy in the accompanying form, if properly signed and returned, will be voted as directed by the shareholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendations of the Board of Directors, which are FOR the election of the directors nominated, FOR approval of the amendment to the Company's 1995 Stock Option Plan and FOR ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending September 30, 1997. A shareholder giving a proxy in the accompanying form may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person.

  The Company's common stock, $.000067 par value, (the "Common Stock") is the only issued and outstanding class of stock. Only shareholders of record at the close of business on December 13, 1996 are entitled to notice of and to vote at the Annual Meeting. At the close of business on December 13, 1996, the Company had 6,037,766 shares of Common Stock outstanding. A majority of the outstanding shares will constitute a quorum at the meeting. Each share of Common Stock is entitled to one vote.

  The expense of preparing, printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for such solicitation. Copies of solicitation material will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. The Company will, upon request, reimburse such persons for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of December 13, 1996, the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person known to the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director and nominee for director,
(iii) each executive officer named in the Summary Compensation Table set forth below under "Compensation of Directors and Executive Officers" and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. The information with respect to each person specified is as supplied or confirmed by such person.

                                                     SHARES          PERCENT OF
   NAME                                      BENEFICIALLY OWNED (1) COMMON STOCK
   ----                                      ---------------------- ------------
   5% HOLDERS (2):
   John H. Mathias(3).......................       1,204,051           19.9%
   James P. Mathias(4)......................       1,160,941           19.1
   Janet B. Mathias(5)......................         980,753           16.2
   DIRECTORS (6):
   Bruce M. Eckert(7).......................         278,059            4.6
   Wayne A. Bromfield(8)....................         267,635            4.4
   Steven N. Brody(9).......................          55,280             *
   NAMED EXECUTIVE OFFICERS (10):
   John M. Spangler(11).....................         245,030            4.0
   Maria Luisa Lozano(12)...................           2,500             *
   Robert Verbosh(13).......................           2,500             *
   All directors and executive officers
    as a group (11 persons)(14).............       3,787,110           60.3

--------
  *Represents less than 1% of the outstanding shares of Common Stock.

 (1) Includes shares of Common Stock issuable upon the exercise of stock options granted under the Company's stock option plans which are exercisable within 60 days of December 13, 1996. As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
 (2) The address of John H. Mathias, James P. Mathias and Janet B. Mathias is: c/o The JPM Company, Route 15 North, Lewisburg, PA 17837.
 (3) Includes 30,200 shares owned by Margaret Mathias, the daughter of John Mathias. Also includes 77,691 shares owned by the John H. Mathias Trust, of which John H. Mathias is the residuary beneficiary but as to which he has no voting or dispositive power. See footnote (7) below.
 (4) Includes: (a) 50,750 shares of Common Stock held by Susan K. Mathias, the wife of James Mathias, 40,750 of which may be issued upon the exercise of stock options granted by the Company which are currently exercisable; (b) 15,200 shares held by each of Mr. Mathias' children, Blair Mathias and Jay Mathias; and (c) 77,691 shares owned by the James P. Mathias Trust, of which James P. Mathias is the residuary beneficiary but as to which he has no voting or dispositive power. See footnote (7) below.
 (5) Includes 77,253 shares owned by the Janet B. Mathias Trust, of which Janet B. Mathias is the residuary beneficiary but as to which she has no voting or dispositive power. See footnote (7) below.
 (6) Excludes Directors listed under 5% holders.
 (7) Includes: (a) an aggregate of 232,635 shares of Common Stock held by the Janet B. Mathias Trust, John H. Mathias Trust and James P. Mathias Trust, as to which Mr. Eckert shares voting and dispositive power as a trustee but disclaims beneficial ownership; (b) 12,424 shares of Common Stock held in trust by Lewis, Eckert, Robb & Co. Profit Sharing Plan for the benefit of Bruce M. Eckert, for which Mr. Eckert serves as the Trustee; and (c) 33,000 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of December 13, 1996.

 (8) Includes an aggregate of 232,635 shares of Common Stock held by the Janet
     B. Mathias Trust, John H. Mathias Trust and James P. Mathias Trust, as to which Mr. Bromfield's wife, Kathleen, shares voting and dispositive power as a trustee but disclaims beneficial ownership and 35,000 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of December 13, 1996.
 (9) Represents shares of Common Stock held by Brody Associates Retirement Plan for the benefit of Steven N. Brody, for which Mr. Brody serves as the Trustee. Also includes 21,000 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of December 13, 1996.
(10) Excludes Named Executive Officers listed under Directors or 5% Holders.
(11) Includes 80,000 shares of Common Stock held by the Profit Sharing Plan for the benefit of John Spangler. Also includes 60,750 shares issuable upon the exercise of stock options granted by the Company which are currently exercisable.
(12) Represents 2,500 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of December 13, 1996.
(13) Represents 2,500 shares issuable upon the exercise of stock options granted by the Company which are exercisable within 60 days of December 13, 1996.
(14) Includes 246,250 shares of Common Stock issuable upon the exercise of stock options granted by the Company which either are currently exercisable or will become exercisable within 60 days of December 13, 1996.

                     SECTION 16(A) REPORTING DELINQUENCIES

  Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of a corporation, such as the Company, that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation ("10% Beneficial Owners"), file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation, the Securities and Exchange Commission (the "SEC") and the exchange on which such securities are listed. Based upon written representations received by the Company from its officers, directors and 10% Beneficial Owners, and the Company's review of the monthly statements of changes filed with the Company by its officers, directors and 10% Beneficial Owners during fiscal year 1996, the Company believes that all such filings required during fiscal year 1996 were made on a timely basis.

                             ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

  The Company's By-Laws provide that the directors of the Company shall be divided into three classes, designated as Class A, Class B and Class C, and that at each Annual Meeting of Shareholders of the Company successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. The classes are staggered so that the term of one class expires each year. The terms of the Class B directors expire in 1997, and each third year thereafter; those of the Class C directors expire in 1998 and each third year thereafter; and those of the Class A directors expire in 1999 and each third year thereafter. Accordingly, Class B directors are to be elected at the Annual Meeting.

  The number of directors constituting the entire Board of Directors is determined by the vote of a majority of the members of the Board of Directors and is currently fixed at six members. The number of Class B directors to be elected at the Annual Meeting is two. Each of the Class B directors so elected will hold office until the 2000 Annual Meeting of Shareholders and until his successor is elected.

  The Board of Directors has nominated James P. Mathias and Bruce M. Eckert for election as the Class B directors. Messrs. Mathias and Eckert are incumbent directors. All proxies will be voted for the election of Messrs. Mathias and Eckert unless authority to vote for the election of directors or either nominee is withheld. In the event either nominee should unexpectedly decline or be unable or unwilling to serve as a director, the proxies may be voted for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that either of Mr. Mathias or Mr. Eckert will be unable or unwilling to serve as a director if elected and has no present intention to nominate any person in addition to or in lieu of such nominees. Any vacancy occurring on the Board of Directors may be filled by the vote of a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

  The candidates receiving the highest number of votes cast at the Annual Meeting will be elected. Holders of shares of Common Stock are not entitled to cumulate votes in the election of directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner of or person otherwise entitled to vote such shares and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, and abstentions will have no effect on the election of directors inasmuch as they do not represent votes cast at the Annual Meeting for the purpose of electing directors.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                      ELECTION OF THE DIRECTORS NOMINATED

INFORMATION REGARDING DIRECTORS

  The names of the nominees for Class B director and the Class A and Class C directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

  Nominees for Class B Directors:

NAME                      AGE         POSITION HELD WITH THE COMPANY          DIRECTOR SINCE
----                      ---         ------------------------------          --------------
James P. Mathias(1).....   46 President and Chief Operating Officer, Director      1978
Bruce M. Eckert(2)......   52 Director                                             1981

  Directors Continuing in Office:

  Class A Directors:

NAME                      AGE         POSITION HELD WITH THE COMPANY          DIRECTOR SINCE
----                      ---         ------------------------------          --------------
John H. Mathias(1)......   50 Chairman of the Board and Chief Executive            1978
                              Officer
Wayne A.
 Bromfield(2)(3)........   49 Director                                             1981

  Class C Directors:

NAME                      AGE         POSITION HELD WITH THE COMPANY          DIRECTOR SINCE
----                      ---         ------------------------------          --------------
Janet B. Mathias(1)(2)..   52 Secretary, Director                                  1978
Steven N. Brody(3)......   52 Director                                             1987

--------
(1) Member of the Executive Committee
(2) Member of the Compensation Committee
(3) Member of the Audit Committee

  James P. Mathias has served as President and Chief Operating Officer of the Company since 1981 and as a member of the Company's Board of Directors since 1978. Previous positions that Mr. Mathias has held at the Company include Vice President of Operations as well as Production Control and Inventory Manager, and Production Engineer.

  Bruce M. Eckert has served as a director of the Company since 1981. Mr. Eckert has been a Partner in Lewis, Eckert, Robb & Company, a financial and management consulting company, since 1981, and President of Eastern Alliance Insurance Co., an insurance company, since 1986. From July 1989 to July 1994, he was also Chairman, CEO and a director of Rockwood Casualty Insurance Co., a provider of casualty insurance. He received his B.A. degree from Yale University and his J.D. degree from Dickinson School of Law.

  John H. Mathias has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1981 and as a member of the Company's Board of Directors since 1978. He began his career with the Company as an Industrial Engineer in 1973 and subsequent thereto held other positions including Director of Management Information Systems and Vice President of Administration. Mr. Mathias received both his B.S. degree in Business Administration and Master's degree in Mathematics from Bucknell University.

  Wayne A. Bromfield has served as a director of the Company since 1981. Mr. Bromfield has served as a Judge of the Pennsylvania Court of Common Pleas of Union and Snyder counties since 1986 and as President Judge since 1990. Mr. Bromfield received his B.A. degree from Duke University and his J.D. degree from Dickinson School of Law.

  Janet B. Mathias has served as Secretary of the Company since 1981 and as a member of the Company's Board of Directors since 1978. She served as Director of Registration Services for the National Commission on Certification of Physician Assistants, Inc. from 1975 to 1990. Since that time, Ms. Mathias has managed her personal investment portfolio. Ms. Mathias received her B.A. in economics from Bucknell University.

  Steven N. Brody has served as a director of the Company since 1987. Mr. Brody is President of Steven N. Brody Associates, a strategic planning and growth management consulting firm that he founded in 1978. Prior to forming his consulting firm, Mr. Brody served in a number of marketing and business development positions with the Standard & Poor's Corporation and the Dun and Bradstreet Group. Mr. Brody also serves as a director of TRICOM Corporation and Northstar Health Services, Inc. He received his B.A. degree from Yale University and his Masters of Business Administration degree from Columbia University's Graduate School of Business.

  John H. Mathias, James P. Mathias and Janet B. Mathias are children of the Company's founder, Jay P. Mathias.

MEETINGS AND COMMITTEES OF THE BOARD

  The Board of Directors met four times in fiscal 1996. The Board of Directors has three standing committees: the Executive Committee, the Compensation Committee, and the Audit Committee. The Board of Directors does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Board of Directors.

  The members of the Executive Committee are James P. Mathias, John H. Mathias and Janet B. Mathias. The Executive Committee met two times in fiscal 1996. The Executive Committee exercises the full authority of the Board of Directors between meetings of the Board of Directors.

  The members of the Compensation Committee are Janet B. Mathias, Bruce M. Eckert and Wayne A. Bromfield. The Compensation Committee met two times in fiscal 1996. The duties of the Compensation Committee are: to recommend to the Board of Directors policies and plans concerning the salaries, bonuses, stock options and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives and recommending bonuses, stock options and other forms of additional compensation for them; establishing and reviewing policies regarding management perquisites; and performing such other duties as shall be delegated to the committee by the Board of Directors.

  The members of the Audit Committee are Messrs. Steven N. Brody and Wayne A. Bromfield. The Audit Committee met one time in fiscal 1996. The duties of the Audit Committee are: to meet with the independent accountants of the Company; to review the audit plan for the Company; to review the annual audit of the Company with the Company's independent accountants, together with any other reports or recommendations made by the accountants; to recommend whether the accountants should be continued as the independent accountants for the Company and, if other independent accountants are to be selected, to recommend the independent accountants to be selected; to meet with the internal auditors for the Company, if any, and to review with them and the independent accountants for the Company the adequacy of the Company's internal controls; and to perform such other duties as shall be delegated to the committee by the Board of Directors.

  During fiscal 1996, all incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following non-employee Directors serve on the Compensation Committee of the Company's Board of Directors: Wayne A. Bromfield, Bruce M. Eckert and Janet B. Mathias. Committee member Janet B. Mathias is a beneficial owner of 5% or more of the Company's outstanding Common Stock. Except for Ms. Mathias, who has served as Secretary of the Company since 1978, no member of the Committee is a former or current officer or employee of the Company. Furthermore, no executive officer of the Company serves as a member of a compensation committee of another entity, an executive officer of which serves on the Compensation Committee of the Company or as a Director of the Company, nor does any executive officer of the Company serve as a director of another entity, an executive officer of which serves on the Compensation Committee of the Company.

NOMINATIONS BY SHAREHOLDERS

  The Board of Directors will consider qualified candidates recommended by the shareholders for designation as nominees for election at the Annual Meeting of Shareholders to be held in 1998 and subsequent years. In order for a candidate recommended by a shareholder to be considered by the Board of Directors for designation as a nominee for election at the Annual Meeting of Shareholders to be held in 1998, the shareholder should notify the Secretary of the Company in writing on or before September 30, 1997. Such notification must contain the following information to the extent known by the notifying shareholder: (i) the name and address of the proposed nominee; (ii) the age of the proposed nominee; (iii) the principal occupation of the proposed nominee for the five years prior to the election; (iv) the number of shares of the Company beneficially owned by the proposed nominee; (v) the total number of shares that will be voted for the proposed nominee; (vi) a description of any material transaction or series of transactions to which the Company or any of its affiliates is a party and in which the proposed nominee or any of his affiliates has a direct or indirect material interest, which description shall specify the proposed nominee's interest in the transaction, the amount of the transaction and the amount of the proposed nominee's interest in the transaction; (vii) the name and residential address of the notifying shareholder; and (viii) the number of shares of the Company owned by the notifying shareholder. The presiding officer of the Annual Meeting of Shareholders will refuse to acknowledge the nomination of, and the judges of election will disregard any votes cast for, any person whose nomination is not made in compliance with the foregoing procedure.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the compensation paid to the Company's Chief Executive Officer and each of the other executive officers whose total annual salary and bonus exceeded $100,000 during the years ended September 30, 1996 and 1995 (the "Named Executive Officers"). No other executive officer's annual salary and bonus exceeded $100,000 during the year ended September 30, 1996.

                          SUMMARY COMPENSATION TABLE

                                                   LONG-TERM
                          ANNUAL COMPENSATION    COMPENSATION
                         --------------------- -----------------
   NAME                  YEAR  SALARY   BONUS  NUMBER OF OPTIONS ALL OTHER COMPENSATION(1)
   ----                  ---- -------- ------- ----------------- -------------------------
John H. Mathias          1996 $164,418 $50,000         --                 $33,005
 Chairman, Chief         1995  152,940  14,000         --                  37,483
 Executive Officer
James P. Mathias         1996  164,418  50,000         --                  33,005
 President, Chief        1995  150,000  14,000         --                  36,520
 Operating
 Officer
John M. Spangler         1996  103,750  20,750         750                  8,300
 Senior Vice President,  1995   96,744   7,718      20,000                    675
 Plant Manager of
 Northeast Operations
Maria Luisa Lozano       1996   99,000   8,000      30,000                    --
 Director General,       1995   89,000   7,000         --                     --
 Pantera
Robert Verbosh           1996   99,000   8,000      30,000                    --
 Director General,       1995   89,000   7,000         --                     --
 Pantera

--------
(1) Includes (a) the Company's contributions to the Company's Deferred Compensation Plan and/or the Company's Profit Sharing Plan for John Spangler in the amount of $8,300 for fiscal 1996 and $675 for fiscal 1995 and (b) life insurance premiums paid by the Company for John and James Mathias in the amounts of $33,005 for each in fiscal 1996 and $37,483 and $36,250, respectively in fiscal 1995.

  The following table sets forth information regarding grants of stock options during the year ended September 30, 1996 to the Named Executive Officers to receive such grants.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                                                                         ANNUAL RATES OF
                                                                           STOCK PRICE
                                                                        APPRECIATION FOR
                                      INDIVIDUAL GRANTS                    OPTION TERM
                         -------------------------------------------- ---------------------
                          NUMBER OF   % OF TOTAL
                         SECURITIES    OPTIONS
                         UNDERLYING   GRANTED TO  EXERCISE
                           OPTIONS   EMPLOYEES IN  PRICE   EXPIRATION
          NAME           GRANTED (#) FISCAL YEAR   ($/SH)     DATE        5%        10%
          ----           ----------- ------------ -------- ---------- ---------- ----------
John M. Spangler........      750          *       $2.63   11/21/2005 $    1,241 $    3,136
Maria Luisa Lozano......   10,000        2.2        2.63   11/21/2005     16,500     41,800
                           20,000        4.4        8.50    9/03/2006     33,000     83,600
Robert Verbosh..........   10,000        2.2        2.63   11/21/2005     16,500     41,000
                           20,000        4.4        8.50    9/03/2006     33,000     83,600



--------
* Represents less than 1%

  The following table sets forth information regarding stock option values as of September 30, 1996 for unexercised stock options held by the Named Executive Officers to hold such options. No options were exercised by any Named Executive Officer during the fiscal year ended September 30, 1996.

                            YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                    OPTIONS AT           IN-THE-MONEY OPTIONS
                                SEPTEMBER 30, 1996     AT SEPTEMBER 30, 1996(1)
                             ------------------------- -------------------------
            NAME             UNEXERCISABLE EXERCISABLE UNEXERCISABLE EXERCISABLE
            ----             ------------- ----------- ------------- -----------
John M. Spangler............         0       60,750          --       $512,462
Maria Luisa Lozano..........    27,500        2,500       68,255        16,875
Robert Verbosh..............    27,500        2,500       68,225        16,875

--------
(1) Based upon a closing price of 9 3/8 for Common Stock on the Nasdaq Stock Market's National Market on September 30, 1996.

DIRECTORS' COMPENSATION

  Directors who are not also employees of the Company receive an annual retainer of $7,500 per year and a fee of $1,500 for each Board meeting attended. Directors also receive reimbursement for reasonable expenses incurred in connection with each Board meeting attended. In addition, the Company has established the 1995 Outside Directors Stock Option Plan. See "Stock Option Plans--1995 Outside Directors Stock Option Plan."

EMPLOYMENT AGREEMENTS AND DEFERRED COMPENSATION/PROFIT SHARING AGREEMENTS

  The Company has entered into individual employment agreements and deferred compensation agreements with each of the Named Executive Officers and certain other key employees.

  The Company's employment agreements with John and James Mathias provide that they will serve as Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, until terminated by either party on 30 days' prior written notice. The agreements provide for annual base salaries determined and revised periodically by the Compensation Committee of the Board of Directors and discretionary bonuses as may be authorized by the Compensation Committee. The Board of Directors has set the fiscal 1997 base salary for each of John H. Mathias and James P. Mathias at $225,000. An automobile allowance, life and medical insurance and other fringe benefits are also provided on the same basis as other executive officers of the Company as determined by the Compensation Committee. The agreements include confidentiality and non-disclosure covenants regarding the Company's confidential information which survive termination or expiration of the agreements and a covenant not to compete with the Company during the term of the agreement. The Company has obtained key man life insurance in an amount of $1.0 million on the life of each of John and James Mathias. In addition, the Company entered into "split dollar" life insurance agreements with John and James Mathias in January 1996, under which each of John and James Mathias pays a portion of the premium attributable to the death benefit under a permanent life insurance policy insuring his life in the amount of $1.0 million and the Company pays the balance of the premium. Upon termination of the agreement or the insured's death, all premiums previously advanced by the Company are required to be repaid to the Company. The Company retains an interest in the death benefit and cash value of the policy to secure this repayment obligation. The Company has also entered into Non-Qualified Deferred Compensation Agreements with John and James Mathias. The terms of each of these agreements provide that either John or James Mathias may elect to defer, in increments mutually agreed upon by the Board of Directors and each participant, any portion of their annual gross salary. These agreements in no way obligate either participant to make such an election in any fiscal year and a failure to elect for any fiscal year will not affect the right to do so in any subsequent fiscal year. These agreements do not provide for Company contributions.

  Mr. Spangler's employment agreement also continues until terminated upon 30 days' prior written notice from either party. The agreement provides for an annual base salary of $100,000 per year, discretionary bonuses as may be authorized by the Compensation Committee and an automobile allowance, life and medical insurance and other fringe benefits on the same basis available to other executive officers as determined by the Compensation Committee. Mr. Spangler's agreement also includes confidentiality and non-disclosure covenants regarding the Company's confidential information which survive termination or expiration of the agreements and a covenant not to compete with the Company for two years following the termination of the agreement. The Company has also entered into a Non-Qualified Deferred Compensation/Profit Sharing Agreement with Mr. Spangler. The terms of this agreement provide that, prior to the beginning of each fiscal year, Mr. Spangler may elect to defer up to 25% of the compensation that he would otherwise be entitled to receive from the Company in each fiscal year. Additionally, the Company credits to Mr. Spangler's deferred compensation account an amount equal to 2% of his annual compensation as of the last day of each such quarter of service.

  The Company's employment agreements with Maria Luisa Lozano and Robert Verbosh terminate on April 30, 1998. The agreements provide for a gross monthly salary of $9,000 per month, increasing to $10,000 per month on May 1, 1997, a bonus equivalent to fifteen (15) days salary, life and medical insurance and other fringe benefits on the same basis available to other executive officers. Ms. Lozano's and Mr. Verbosh's agreements also include confidentiality and non-disclosure covenants regarding the Company's confidential information which survive termination or expiration of the agreements and a covenant not to compete with the Company for two years following the termination of the agreements.

PROFIT SHARING PLAN

  The Company maintains a tax-qualified defined contribution employee profit sharing plan (the "Profit Sharing Plan"). All United States employees who are 21 years of age or older and who have completed one year of service with the Company are eligible to participate. The Company may, in its discretion, make a discretionary profit sharing contribution to the Profit Sharing Plan for any plan year. A participant is entitled to receive a distribution of the vested interest in his or her account upon retirement, death, permanent disability or termination of employment. The Company's contribution vests to the employee ratably over a seven-year period. The Company contributed $100,000 for fiscal year 1996.

  The Profit Sharing Plan also contains provisions which are intended to satisfy the tax qualification requirements of Section 401(k) of the Internal Revenue Code of 1986 (the "401(k) Plan"). All United States employees who are 21 years of age or older and who have completed one year of service with the Company are also eligible to participate in the 401(k) Plan. Under the 401(k) Plan, an employee may elect to defer up to 15% of his or her current compensation, subject to a maximum, in 1996, of $9,500. Employee contributions to the 401(k) plan are invested according to the direction of the employee. The Company may, but has no obligation to, make matching contributions of up to fifteen cents for each one dollar deferred by the employee up to 6% of an employee's total compensation. A participant is entitled to receive a distribution of the vested interest in his or her account upon retirement, death, permanent disability or termination of employment. The Company's matching contribution vests to the employee ratably over a seven-year period. Employee contributions are fully vested and non-forfeitable at all times. The Company contributed $25,000 for fiscal year 1996.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors of the Company met on September 3, 1996 to set the salaries for executive officers for 1997, to award bonuses for 1996, and to grant options from the Company's 1995 Stock Option Plan.

  In general, the policies followed by the Compensation Committee in fixing the compensation of the Company's executive officers are designed to: (1) attract and retain executive officers who contribute to the long-term success of the Company; (2) motivate executive officers to achieve strategic business objectives and reward them for their achievement; and (3) fairly compensate executive officers based on their corporate and individual performance and responsibilities.

  The Committee fixes the base salaries of the executive officers, including the Named Executive Officers. The Committee's normal practice has been to adjust these salaries annually as of October 1st of each year. In fixing the compensation of the Company's executive officers, the Committee considers: (a) salary survey data for comparable positions secured from outside sources, (b) the recommendations of the Chief Executive Officer and the Chief Operating Officer (except in the case of the salaries of either of those two officers),
(c) changes in the cost-of-living indexes and/or standard of living adjustments due to location, (d) length of service, (e) the performance of the executive officer, (f) the general rates of compensation increases granted to other employees within the Company, and (g) any other particular considerations which may be deemed appropriate by the Committee.

  Salary survey information was collected from publicly-traded peer group companies and a national salary survey. Taking this information and the aforementioned criteria (including the growth and size of the Company) into consideration, the Committee set the annual salaries for the Chief Executive Officer and the Chief Operating Officer at $225,000, the Chief Financial Officer at $124,000, the Vice President of Marketing and Sales at $90,000, the Senior Vice President of Northeast Operations at $107,900 to be adjusted to $125,000 effective January 1, 1997, and the two Directors General of Electronica Pantera at $108,000 each.

  The executive officers based in the United States all participate in an incentive bonus plan based on the performance of the Company. The Committee approved the payment of bonuses to the domestic executive officers at the 100 percent level. The total of all bonuses paid to these executive officers for fiscal 1996 was $155,750. The executive officers based in Mexico participate in an incentive bonus plan based in part upon statutory requirements. The total of all bonuses paid to executive officers in Mexico for fiscal 1996 was $16,000.

  The Committee also authorized the grant of an aggregate of 324,150 stock options to approximately 500 employees on September 3, 1996. The exercise price of the options was $8.50, the closing price of the Company's Common Stock on the day of the grants. The only Named Executive Officers to receive grants on September 3, 1996 were the two Directors General of Electronica Pantera at 20,000 option shares each. Previously, the Committee had approved the grant of 92,650 options to 19 employees (including 10,000 options to each of Robert Verbosh and Maria Luisa Lozano and 750 options to each of John Spangler and Bob Langton) on November 21, 1995 at an exercise price of $2.63 and 40,000 options to William D. Baker in January, 1996 at an exercise price of $7.65.

  Submitted by the Compensation Committee:

                                          Bruce M. Eckert, Chairman
                                          Wayne A. Bromfield
                                          Janet B. Mathias

STOCK OPTION PLANS

 The 1993 Stock Option Plan

  Under the Company's 1993 Employee Stock Option Plan (the "1993 Plan"), an aggregate of 300,000 shares of Common Stock were reserved for issuance upon the exercise of options granted to employees of the Company. The 1993 Plan provides for grants of both incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and non-qualified stock options. All options granted under the 1993 Plan must have an exercise price of no less than 85% of the fair market value of the Common Stock on the grant date. As of September 30, 1996, all such options had been granted. The exercise prices of the options range from $.58 to $1.50 per share. Options that expire unexercised are subject to re-grant by the Company. The 1993 Plan will terminate in 2003, unless terminated at an earlier date by the Board of Directors.

 1995 Outside Directors Stock Option Plan

  Pursuant to the 1995 Outside Directors Stock Option Plan ("Outside Directors Plan"), options are granted to members of the Board of Directors who do not own more than 10% of the total combined voting power of all classes of outstanding stock and are not employees of the Company (an "Outside Director"). An aggregate of 125,000 shares of Common Stock are reserved for issuance under the Outside Directors Plan.

  Under the Outside Directors Plan, each Outside Director serving on the Board of Directors as of December 1, 1995 automatically received an option to purchase 5,000 shares of Common Stock as well as an option to purchase an additional 2,000 shares of Common Stock for each year of continuous service on the Board of Directors as of that date and on each anniversary thereafter. A new Outside Director will receive an option to purchase 5,000 shares upon his or her election to the Board and an additional 2,000 shares for each year of continuous service thereafter. All options granted under the Outside Directors Plan are exercisable in full beginning sixty days after date of the grant of the option. In the event the Outside Director ceases to be a director by reason of death or incapacity, the total number of shares of Common Stock covered by option grants shall thereupon become exercisable; otherwise, options granted shall automatically be forfeited after three months if such person ceases to serve as an Outside Director, one year if the director dies, and three years in the event of a total disability. The Outside Directors Plan requires that options granted thereunder will expire not later than ten years after the date of grant.

  All options granted under the 1995 Outside Directors Plan have an exercise price equal to the value of the Common Stock on the grant date. Options granted under the 1995 Outside Directors Plan are not assignable.

  On December 1, 1995, Steven N. Brody, Wayne A. Bromfield and Bruce M. Eckert, were granted options to purchase 19,000, 33,000 and 31,000 shares, respectively, at a price of $4.00. Those options expire on December 1, 2005. On December 1, 1996, Messrs. Brody, Bromfield and Eckert were each granted options to purchase an additional 2,000 shares at a price of $12.25. These options expire on December 1, 2006.

                      AMENDMENT OF 1995 STOCK OPTION PLAN
                            (ITEM 2 ON PROXY CARD)

GENERAL

  In November, 1995, the Company's Board of Directors and shareholders adopted the 1995 Stock Option Plan (the "1995 Plan") to supplement the Company's 1993 Plan and the Outside Directors Plan because options to purchase substantially all of the shares reserved for issuance under the 1993 Plan had been granted and to provide greater flexibility to the Compensation Committee in making equity-based awards. A total of 475,000 shares of Common Stock are currently reserved for issuance under the 1995 Plan. The 1995 Plan permits the granting of options to purchase Common Stock of the Company, including options intended to qualify as incentive stock options under Section 422A of the Code ("Incentive Options") and options not intended to qualify ("Non-Qualified Options") to officers and employees of and consultants to the Company and its Subsidiaries, including directors of the Company who are also officers or employees of the Company. As of September 30, 1996, 456,800 options had been granted under the 1995 Plan. The exercise prices of the granted options range from $2.63 to $8.50 per share.

PROPOSAL

  At the Annual Meeting, the shareholders entitled to vote are being asked to approve and adopt an amendment to the 1995 Plan to increase the number of shares reserved for issuance thereunder from 475,000 to 1,000,000.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
             VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE 1995 PLAN

NEW PLAN BENEFITS

  No specifically determined benefits will be received, if the proposed amendment to the 1995 Plan is approved, by: (a) the persons named in the Summary Compensation Table above; (b) all executive officers of the Company as a group; (c) all current directors who are not executive officers, as a group; and (d) all employees, including all current officers who are not executive officers, as a group. However, the additional 525,000 shares which will be available for the grant of options under the 1995 Plan if the proposed amendment is approved will be eligible to be the subject of grants to employees, including executive officers, of and consultants to the Company.

PURPOSE

  The purposes of the 1995 Plan are to: (a) provide incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Company; (b) assist the Company to attract, retain and motivate personnel with experience and ability; and (c) make the Company's compensation program more competitive with those of other major employers. The Company anticipates it will benefit from the added interest which such personnel will have in the success of the Company as a result of their proprietary interest.

ADMINISTRATION

  The 1995 Plan is administered by the Compensation Committee, which consists of at least two directors who are not employees of the Company. The Compensation Committee is authorized to select from among the eligible employees and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of, the options. The Compensation Committee is also authorized to prescribe, amend and rescind rules relating to the administration of the 1995 Plan and the interpretation of options. The interpretation and construction of any provision of the 1995 Plan or any options granted thereunder is within the sole discretion of the Compensation Committee, whose determination is final and conclusive.

ELIGIBILITY

  The 1995 Plan provides that options may be granted to employees or consultants (including officers and directors who are also employees) of the Company or any subsidiary of the Company, provided however that no option may be granted to any eligible employee who, at the time such option is granted, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company. Incentive Options may be granted only to employees. The Compensation Committee selects the grantees and determines the number of shares to be subject to each option. As of September 30, 1996, approximately 1,900 employees and consultants were eligible to participate in the 1995 Plan.

TERMS OF OPTIONS

  The terms of options granted under the 1995 Plan are determined by the Compensation Committee at the time of granting an option. Each option granted under the 1995 Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions.

  Exercise of options. The Compensation Committee determines on the date of grant when options under the 1995 Plan become exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. The acceptable methods of payment for shares to be issued upon exercise of an option are set forth in the option agreement but may include cash, check or such other consideration as determined by the Compensation Committee.

  Exercise Price. The exercise price of options granted under the 1995 Plan is determined by the Compensation Committee. The exercise price of Non-Qualified Options may not be less that 85% of the fair market value of the Common Stock on the date the option is granted and the exercise price of Incentive Options may not be less than 100% of the fair market value of the Common Stock on the date of the grant. For so long as the Company's Common Stock is traded on the Nasdaq Stock Market or listed on a stock exchange, the fair market value per share will be the closing price on such system or exchange on the date of grant.

  Termination of Employee or Consultant Relationship. If the optionee ceases to serve as an employee of or consultant to the Company for any reason other than death or disability, options may be exercised during its term or within such other period of time as is determined by the Compensation Committee.

  Death or Disability. If an optionee is unable to continue to serve as an employee of or consultant to the Company as a result of death or disability, options may be exercised by the optionee or his successor at any time within one year (or such other period of time as is determined by the Compensation Committee) from the date of death or disability, but only to the extent the options were exercisable on such date.

  Term and Termination of Options. Options expire ten years from the date of grant, unless a shorter period is provided in the option agreement. No option may be exercised by any person after expiration of its terms.

  Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his lifetime or, in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.

  Acceleration of Options. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company into another corporation or other specified events, in the discretion of the Compensation Committee, outstanding options may become immediately exercisable in full. The Compensation Committee may, in its discretion in such instances, declare that any outstanding option will terminate as of a date fixed by the Compensation Committee and give each optionee the right to exercise his option as to all shares subject to option.

  Other Provisions. The option agreements may contain such other terms, provisions and conditions not inconsistent with the terms of the 1995 Plan as may be determined by the Compensation Committee.

ADJUSTMENTS IN CAPITALIZATION

  The 1995 Plan provides that the Compensation Committee will make appropriate and equitable adjustments in the number and kind of shares that may be issued on the exercise of options to maintain optionees' and grantees' proportionate interest in the event of a merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise. Such adjustment to an outstanding option will be made without change in the total price applicable to the option or the unexercised portion thereof.

AMENDMENT AND TERMINATION

  Unless sooner terminated by action of the Board of Directors, the 1995 Plan will terminate on November 21, 2005. Without shareholder approval, no amendments may be made to the 1995 Plan to increase the limit on the aggregate number of shares subject to the 1995 Plan, except to reflect adjustments in capitalization as described herein, to change the minimum option price or to materially increase the benefits accruing to participants under the plan. In all other respects, the 1995 Plan can be amended, modified, suspended or terminated by the Board of Directors without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

  The 1995 Plan is not qualified under Section 401(a) of the Code. The following description, which is based on existing laws, sets forth certain of the federal income tax consequences of options under the 1995 Plan. This description may differ from the actual tax consequences of participation in the 1995 Plan.

  A grantee receiving an option will not have taxable income upon the grant of the option. In the case of Non-Qualified Options, the optionee will recognize ordinary income upon exercise of the Non-Qualified Option in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. When the shares are sold, the grantee will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in his income when the option was exercised.

  Incentive Options granted under the 1995 Plan are intended to qualify as "incentive stock options" under Section 422A of the Code. A purchase of shares upon exercise of an "incentive stock option" will not result in recognition of income at the time. However, the excess of the fair market value of the shares purchased over the exercise price will constitute an item of tax preference. This preference will be included in the optionee's computation of his "alternative minimum tax." However, generally, there will be no item of tax preference if the stock is disposed of in the same taxable year in which the Incentive Option is exercised.

  If the optionee does not dispose of the shares issued to him upon the exercise of an Incentive Option within one year of such issuance or within two years from the date of the grant of such Incentive Option, whichever is later, then any gain or loss realized by the optionee on a later sale or exchange of such shares generally will be a long-term capital gain or long-term capital loss. If the optionee sells the shares during such period, the sale will be referred to as a "disqualifying disposition." In that event, the optionee will recognize ordinary income for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such Incentive Option or the amount realized from such sale exceeded the amount the optionee paid for such shares. Any additional gain realized generally will be capital gain, which will be long-term or short-term depending on the holding period for the shares. If the optionee disposes of the shares by gift during such period, the transfer will be treated as a disqualifying disposition subject to the rules described herein.

  If the purchase price upon exercise of an option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment, and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive

Option is made with the shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year or one-year period described herein, use of such shares as payment will be treated as a "disqualifying disposition" of the shares used for payment subject to the rules described herein.

  The Company will be entitled to a tax deduction in connection with an option under the 1995 Plan only in an amount equal to the ordinary income realized by the grantee and at the time such grantee recognizes such income provided the applicable withholding requirements are met. The federal, state and local income tax consequences to any particular taxpayer will depend upon his individual circumstances. In addition, various tax legislative proposals are introduced in the Congress from time to time, and it is not possible to predict which of the various proposals introduced will be enacted into law, the form in which they finally may be enacted, the effective dates thereof or the effect on the tax consequences of participation in the 1995 Plan.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return of the Company's Common Stock from April 30, 1996 (the date that trading in the Common Stock commenced on the Nasdaq Stock Market's National Market) to September 30, 1996 with: (a) the Standard & Poor's 500 Composite Stock Price Index; and (b) a Peer Group Index.

               COMPARISON OF FIVE MONTH CUMULATIVE TOTAL RETURN*
          AMONG THE JPM COMPANY, THE S & P 500 INDEX AND A PEER GROUP


               THE JPM COMPANY              PEER GROUP           S & P 500
4/30/96            100                        100                  100

9/30/96            125                         93                  106

*  $100 INVESTED ON 4/30/96 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING SEPTEMBER 30.


  The Peer Group Index consists of AMP, Incorporated, Amphenol Corp., Augat, Inc., Belden Division of Cooper Industries, Inc., Berg Electronics Corp., Cable Design Technology, Corp., Kent Electronics Corp., Molex, Inc., and Pen Interconnect, Inc. The cumulative total returns of each company have been weighted according to each company's stock market capitalization as of September 30, 1996.

                             CERTAIN TRANSACTIONS

SERIES B DEBENTURES

  In May 1995, in order to raise subordinated debt to support bank financing for the acquisition of Pantera, the Company issued demand notes to seven investors. The notes were exchangeable for 12% Series B Convertible Subordinated Debentures (the "Series B Debentures") issued by the Company in the same principal amounts. The noteholders and amounts were as follows: John
H. Mathias--$100,000; William M. Davis--$75,000; Steven N. Brody--$50,000;
John M. Spangler--$50,000; Bruce M. Eckert--$40,000; Lester L. Murray-- $50,000; and James P. Mathias--$25,000; for a total of $390,000.

  On November 20, 1995, the Company repaid the note to James P. Mathias. The remaining notes, in the amount of $365,000, were exchanged for Series B Debentures as of November 21, 1995, which were due on September 1, 2002. However, the Series B Debentures were automatically convertible into shares of the Company's Common Stock upon the Company's completion of a public offering meeting certain conditions, which conditions were met by the Company's initial public offering of Common Stock on April 30, 1996. As a result, the Series B Debentures were converted at a rate of 1,428 shares of Common Stock per $5,000 principal amount to be converted for a total of 104,244 shares.

EAST BUFFALO TOWNSHIP LAND

  Prior to January 1994, the Company owned 19.196 acres of land in East Buffalo Township, Pennsylvania. The land was subdivided into two parcels: Lot 1 consisted of 7.669 acres and Lot 2 consisted of 11.527 acres. In January 1994, the Company agreed to sell Lot 1 to John H. and Susan B. Mathias for $10,000 per acre (for a total of $76,690); and Lot 2 to the Mathias Partners, a partnership of Janet B. Mathias, John H. Mathias and James P. Mathias for $15,000 per acre (for a total of $172,905). The sales were consummated on December 30, 1994. Lot 1 was purchased with $50,000 in cash and the balance in the form of a six year note, with only interest payable in the first two years. Lot 2 was purchased with a six year note, with only interest payable in the first two years. The outstanding balance of the Lot 1 and Lot 2 notes as of September 30, 1996 was $199,125 in the aggregate. Both notes bear interest at a rate equal to the rate paid by the Company under its primary line of credit. Interest and level principal payments on both notes are due during the remaining four years. The notes are collateralized by Common Stock of the Company owned by the parties which must at all times have a value equal to at least 125% of the outstanding balance of the notes.

PREFERRED STOCK EXCHANGE AND REDEMPTION

  Upon the closing of the Company's initial public offering on April 30, 1996, the Company paid all cumulative dividends on the shares of the Company's Class A Preferred Stock. The amount of such dividends was approximately $600,000. Simultaneously with and separate from the underwritten offering by the Company and the selling shareholders, the Company also exchanged shares of Common Stock for the 53,000 shares of Class A Preferred Stock owned by the Janet B. Mathias Trust, John H. Mathias Trust and James P. Mathias Trust, with the number of shares of Common Stock offered equal to the redemption price for such Class A Preferred Stock of $32.92 per share divided by the initial public offering price (the "Preferred Stock Exchange"). The Janet B., John H., and James P. Mathias Trusts are inter vivos trusts created for the income benefit of Margaret A. Mathias, the mother of John, James and Janet Mathias. Based on the initial public offering price of $7.50 per share, an aggregate of 232,635 shares of Common Stock was exchanged for the 53,000 shares of Class A Preferred Stock held by such shareholders. Upon consummation of the Company's initial public offering on April 30, 1996, the Company also used a portion of the proceeds to redeem, in accordance with the terms thereof at a redemption price of $32.92 per share, the outstanding Class A Preferred Stock not acquired in the Preferred Stock Exchange. The total redemption price paid was $1,937,000.

PANTERA ACQUISITION

  As of May 1, 1995, the Company acquired a 60% interest in Pantera for $3.6 million and received an option to purchase the remaining 40% of Pantera for $3.4 million. Pursuant to agreements with Maria Luisa Lozano and Robert Verbosh, the two remaining shareholders, Pantera created a new class of preferred stock and issued all of the preferred shares to the remaining shareholders in exchange for their remaining 40% common stock interest in Pantera. Thereafter, the Company acquired all of the Pantera preferred stock and the former Pantera minority shareholders received aggregate cash payments of $3.4 million. As a result of these transactions, Pantera became a wholly-owned subsidiary of the Company.

OFFICER LOANS

  The Company has made loans to certain officers of the Company from time to time. Exclusive of loans described in connection with the land purchase above, loans outstanding to James P. Mathias and Janet B. Mathias as of September 30, 1996 amounted to $49,961 and $6,958, respectively. The maximum aggregate amount outstanding under those loans during the three year period ending September 30, 1996 was $162,734 and $28,328, respectively. These loans bear interest at a rate of six percent per year and are due and payable upon demand.

                            INDEPENDENT ACCOUNTANTS
                            (ITEM 3 ON PROXY CARD)

  The Board of Directors of the Company has selected the firm of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending September 30, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Company's Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  If the shareholders do not ratify the appointment of Price Waterhouse LLP, other certified public accountants will be considered by the Board of Directors.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 "FOR" THE RATIFICATION OF THE APPOINTMENT OF
                PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS
                     FOR THE COMPANY FOR FISCAL YEAR 1997

                                 ANNUAL REPORT

  A copy of the Company's Annual Report for the fiscal year ending September 30, 1996 is being mailed to the Company's shareholders with this Proxy Statement.

                             SHAREHOLDER PROPOSALS

  To be considered for presentation to the next Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of The JPM Company, Route 15 North, Lewisburg, Pennsylvania 17837, no later than September 30, 1997.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                          By Order of the Board of Directors,



                                          /s/ Janet B. Mathias
                                          --------------------------------------
                                          Janet B. Mathias
                                          Secretary

December 20, 1996

                                THE JPM COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 1997
  The undersigned shareholder of The JPM Company (the "Company") hereby appoints each of John H. Mathias and William D. Baker, with full powers of substitution, to act as attorneys-in-fact and proxies for the undersigned to vote all shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at the Country Cupboard Inn, Route 15 North, Lewisburg, PA 17837 on January 28, 1997 at 10:00 a.m. and at any and all adjournments and postponements thereof.
I.Election as Class B directors of the nominees listed below (except as marked to the contrary).
                         [_] FOR      [_] VOTE WITHHELD
INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE IN
                           THAT NOMINEE'S NAME BELOW.
                  JAMES P. MATHIAS     BRUCE M. ECKERT
II. Approval of the amendment to the Company's 1995 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 475,000 to 1,000,000.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN
III. Ratification of the appointment of Price Waterhouse LLP as independent public accountants for the Company for the fiscal year ending September 30, 1997.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN
  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS AND THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS AND THE ELECTION OF THE NOMINEES LISTED ABOVE.
                  (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys-in-fact or proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

  The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

                                        Dated: _________________________ , 1997
                                               (Please date this Proxy)
                                        ---------------------------------------
                                               Signature of Shareholder
                                        ---------------------------------------
                                               Signature of Shareholder

                                        Please sign exactly as your name(s)
                                        appear(s) to the left. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title. If shares are held
                                        jointly, each holder should sign. If a
                                        corporation, please sign in full
                                        corporate name by the President or
                                        other authorized officer. If a
                                        partnership, please sign in
                                        partnership name by an authorized
                                        person.